                                                                       EXHIBIT A

              Statement of Relative Rights and Preferences of the

                     Series A Convertible Preferred Stock

1.   Designation

     There is hereby established a series of Preferred Stock, no par value, of Peet's Companies, Inc., designated as Series A Preferred Stock (the "Series A Stock"), consisting of 1,000,000 shares, authorized under the Restated Articles of Incorporation of Peet's Companies, Inc. (the "Company"). The Series A Stock will be convertible into shares of the Company's Common Stock as described in
Section 5 hereof.

2.   Dividends

     Dividends shall be declared and set aside for shares of the Series A Stock in the discretion of and upon resolution of the Company's Board of Directors. Dividends may be declared and paid on the Common Stock of the Company only if dividends are simultaneously declared and paid with respect to all outstanding shares of Series A Stock in an amount for each share of Series A Stock equal to the amount of the dividend that would have been payable had such share of Series A Stock been converted into Common Stock pursuant to Section 5(a)(i) hereof immediately prior to the record for payment of such dividend.

3.   Rights on Liquidation, Dissolution or Winding Up

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, Subject to the rights of series of Preferred Stock that may from time to time come into existence, before any payment is made to the holders of any stock ranking on liquidation junior to the Series A Stock (with respect to rights on liquidation, dissolution or winding up, the Series A Stock shall rank prior to the Common Stock), the holders of shares of Series A Stock shall be entitled to receive out of the assets of the Company available for distribution to its shareholders the amount of $10.25 for each share of Series A Stock held by them (provided, however, that in the event that the Series A Conversion Value is adjusted pursuant to Section 5(d)(ii) hereof, the holders of shares of Series A Stock will be entitled to receive an amount per share equal to such adjusted Series A Conversion Value, instead of the amount of $10.25 per share) and, in addition, an amount equal to the declared but unpaid dividends, if any, on each such share. If, upon the occurrence of such event, the assets of the Company available for distribution to its shareholders are insufficient to permit the payment to the holders of the Series A Stock of the full amount to which they are entitled, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A Stock and any class of stock ranking on liquidation on a parity with the Series A Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon Such distribution if all amounts payable on or with respect to said shares were paid in full.

     In the event of any liquidation, dissolution or winding up of the Company, after payment has been made to the holders of shares of Series A Stock and any class of stock ranking on

                                       1.

liquidation on a parity with or prior to the Series A Stock of the full amounts to which they are entitled as aforesaid, holders of any class or classes of stock ranking on liquidation junior to the Series A Stock shall be entitled, to the exclusion of the holders of shares of Series A Stock, and subject to the rights of series of Preferred Stock that may from time to time come into existence, to share, according to their respective rights and preferences, in all remaining assets of the Company available for distribution to its shareholders.

     The sale, transfer or other disposition of all or substantially all of the assets of the Company, or the acquisition of the Company by another entity by means of merger, consolidation or otherwise, that results in the exchange of outstanding shares of the Company for securities or consideration issued or caused to be issued by the acquiring entity or any of its affiliates, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company.

4.   Voting

     Except as required by law, each holder of Series A Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Stock could be converted under Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or required by law, the holders of shares of Series A Stock and Common Stock shall vote together as a single class on all matters.

5.   Conversion Rights

     The holders of Series A Stock shall have the following rights with respect to the conversion of the Series A Stock into shares of Common Stock:

     (a)  General.

          (i)  Voluntary Conversion. Any share of Series A Stock may, at the
               --------------------
     option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying (A) the Series A Conversion Rate (determined under
     Section 5(b) hereof) by (B) the number of shares of Series A Stock being converted.

          (ii) Mandatory Conversion. Upon the closing of a Public Distribution
               --------------------
     (as defined below) all outstanding shares of Series A Stock shall be converted automatically into that number of shares of Common Stock into which such Series A Stock is convertible pursuant to Section 5(a)(i) hereof, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock. All outstanding shares of Series A Stock shall also be converted automatically into that number of shares of Common Stock into which such Series A Stock is convertible pursuant to Section 5(a)(1) hereof, without any further action of the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent

                                       2.

     for the Common Stock, on the date on which more than 50 % of the shares of Series A Stock originally issued have been converted into shares of Common Stock.

               A "Public Distribution" means a primary, public offering by the Company of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which (A) the price per share paid by the public for such shares is at least $16.00 (such price per share to be appropriately adjusted for any Extraordinary Common Stock Event (as defined below)) and
     (B) the aggregate offering proceeds paid for such shares by the public are at least $7.5 million.

     (b)  Series A Conversion Rate. The conversion rate in effect at any time
          ------------------------
(the "Series A Conversion Rate") shall be the quotient obtained by dividing $10.25 by the Series A Conversion Value, calculated as provided in Section 5(c) hereof.

     (c)  Series A Conversion Value. The Series A Conversion Value in effect
          -------------------------
from time to time, except as adjusted in accordance with Section 5(d) or 5(e) hereof, shall be $10.25.

     (d)  Series A Conversion Value Adjustments. The Series A Conversion Value
          -------------------------------------
shall be subject to adjustment from time to time as follows:

          (i) Adjustments to Series A Conversion Value Upon Extraordinary Common
              ------------------------------------------------------------------
Stock Event. Upon the happening of an Extraordinary Common Stock Event (as
-----------
defined below) after the date of the initial issuance of any Series A Stock, the Series A Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then-effective Series A Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Value. The Series A Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding stock of the Company, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          (ii)   Sale of Additional Shares of Series A Stock Below Series A
                 ----------------------------------------------------------
Conversion Value. In the event that the Company issues any additional shares of
----------------
Series A Stock after the closing of the initial sale and issuance of the Series A Stock, without consideration or for a consideration per share less than the Series A Conversion Value in effect immediately prior to such issuance of additional shares of Series A Stock, then the Series A Conversion Value shall be reduced, concurrently with such issue, to a price equal to such consideration per share.

          (iii)  Sale of Shares Below Series A Conversion Value.
                 ----------------------------------------------

                                       3.

               (A) If the Company issues any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Value in effect immediately prior to such issuance, the Series A Conversion Value in effect immediately prior to such issuance (except as otherwise provided in this Section 5(d)(iii)) shall be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                    (x) an amount equal to the sum of (1) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares reserved for issuance upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Series A Conversion Value then in effect and (2) the aggregate consideration, if any, received by the Company upon the issuance of such Additional Stock, divided by

                    (y) the number of shares of Common Stock of the Company outstanding immediately after such issuance (including the shares deemed outstanding as provided above).

               (B) No adjustment of the Series A Conversion Value shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward. Except as provided in Sections 5(d)(iii)(E)(3) and (4), no adjustment of the Series A Conversion Value shall have the effect of increasing, the Series A Conversion Value above the Series A Conversion Value in effect immediately prior to such adjustment.

               (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed. paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

               (E) In the case of the issuance of options or warrants to purchase, or rights to subscribe for, Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase, or rights to subscribe for, such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a

                                       4.

consideration equal to the consideration (determined in the manner provided in Sections 5(d)(iii)(C) and (D) above) received by the Company upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series A Conversion Value shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by the Company for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(d)(iii)(C) and (D) above), but no further adjustment to the Series A Conversion Value shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                    (3) if such options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Value computed upon the original issue thereof, and any Subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to Such options. rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Series A Conversion Value shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                    (4) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable. securities, the Series A Conversion Value shall forthwith be readjusted to such Series A Conversion Value as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities have been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and

                    (5) if any such options or rights shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

                                       5.

          (iv) "Additional Stock" shall mean any share of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to Section 5(d)(iii)(E) above) by the Company after the date of initial issuance of any Series A Stock other than:

               (A)  Common Stock issued pursuant to a transaction described in
Section 5(d)(i);

               (B) Up to 1,000,000 shares of Common Stock issued or issuable (whether directly or pursuant to stock options or warrants) to employees, directors, advisors, consultants, guarantors, customers or others with whom the Company has business dealings if such issuance is approved by a majority of the Company's Board of Directors;

               (C) Shares of Series A Stock and Common Stock issued or issuable upon conversion of Series A Stock;

               (D) Subject to Section 5(d)(iii)(E), Common Stock issued or issuable upon conversion or exercise of any securities convertible into or exchangeable or exercisable for shares of Common Stock;

               (E) Up to 250,000 shares of Common Stock issued upon exercise of warrants to purchase Common Stock, or upon conversion of shares of Preferred Stock issued upon exercise of warrants to purchase Preferred Stock, that may be hereafter issued in connection with debt financings or equipment lease financing transactions; and

               (F) Common Stock issued upon the approval of the holders of shares representing at least a majority of the voting power of the Series A Stock then outstanding, acting separately as a class, given by written consent (which written consent need not satisfy statutory requirements for shareholder actions taken by written consent) or by vote at a meting called for such purpose for which notice shall have been given to the holders of the Series A Stock that such shares shall not constitute Additional Stock.

          (v) All calculations under this Section 5(d) shall be made to the nearest cent or to the nearest 1/10 of a share.

          (vi) In any case in which the provisions of this Section 5(d) require that an adjustment shall become effective immediately after a record date for an event, the Company may defer making such adjustment until the occurrence of such event by (A) issuing to the holder of any shares of Series A Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to subsection (4) of this Section 5(d); provided,
                                                               -------
however, that the Company shall deliver to such holder a due bill or other
-------
appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                                       6.

     (e)  Capital Reorganization or Reclassification. If the Common Stock
          ------------------------------------------
issuable upon the conversion of the Series A Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this
Section 5), then and in each such event the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other chance by holders of the number of shares of Common Stock into which such share of Series A Stock might have been converted immediately prior to such reorganization, reclassification or change. all subject to further adjustment as provided herein.

     (f)  Merger or Consolidation. If at any time or from time to time there
          -----------------------
shall be an acquisition of the Company by another entity by means of merger, consolidation or otherwise that results in the exchange of the outstanding shares of the Company for securities or consideration issued or caused to be issued by the acquiring entity or any of its affiliates, then, as a part of such merger or consolidation, provision shall be made so that the holders of the Series A Stock shall thereafter be entitled to receive upon conversion of the Series A Stock that number of shares of stock or other securities or property of the acquiring corporation that results from such merger or consolidation to which such holder would have been entitled if such holder had converted its shares of Series A Stock immediately prior to such merger or consolidation. In any such case appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Stock after the merger or consolidation to the end that the provisions of this Section 5 (including adjustment of the Series A Conversion Value then in effect and the number of shares issuable upon conversion of the Series A Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Each holder of Series A Stock upon the occurrence of a merger or consolidation of the Company, as such events are more fully set forth in the first paragraph of this Section 5(f), shall have the option of electing treatment of such holder's shares of Series A Stock under either this Section 5(f) or Section 3 hereof.

     (g)  Notice of Adjustments. In each case of an adjustment or readjustment
          ---------------------
of the Series A Conversion Value after the date of the initial issuance of any Series A Stock, the Company at its expense will notify each holder of Series A Stock of such adjustment or readjustment. Such notice shall state in reasonable detail the facts on which such adjustment or readjustment is based.

     (h)  Exercise of Conversion Privilege. To exercise its conversion
          --------------------------------
privilege, a holder of Series A Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series A Stock being

                                       7.

converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and deliver to the holder of the shares of Series A Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Stock in accordance with the provisions of this Section 5, cash in the amount of all accrued and unpaid dividends on such shares of Series A Stock, whether or not earned or declared, up to and including the Conversion Date, and cash, as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon Such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (i)  Cash in Lieu of Fractional Shares. No fractional shares of Common
          ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Stock, the Company shall pay to the holder of the shares of Series A Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Stock being converted at any one time by any holder thereof, not upon each share of Series A Stock being converted.

     (j)  Partial Conversion. In the event some but not all of the shares of
          ------------------
Series A Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Stock which were not converted.

     (k)  Reservation of Common Stock. The Company shall at all times reserve
          ---------------------------
and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding, shares of the Series A Stock, the Company shall take such corporate action as may be necessary or increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.   No Reissuance of Series A Stock

     No share or shares of Series A Stock acquired by the Company by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Stock accordingly.

                                       8.

7.   Restrictions and Limitations

     (a)  Corporate Action. The Company shall not, without the affirmative
          ----------------
consent of the holders of shares representing at least a majority of the voting power of the Series A Stock then outstanding, acting separately as a class, given by written consent (which written consent need not satisfy statutory requirements for shareholder actions taken by written consent) or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Stock, authorize or issue (or obligate itself to authorize or issue) any security of the Company ranking on a parity with or senior to the Series A Stock, either as to payment of dividends or distribution of assets, or senior to the Series A Stock as to voting.

     (b)  Amendments to Charter. The Company shall not amend its Articles of
          ---------------------
incorporation without the affirmative consent of the holders of shares representing at least a majority of the voting power of the Series A Stock then outstanding, acting separately as a class, given by written consent (which written consent need not satisfy statutory requirements for shareholder actions taken by written consent) or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Stock, if such amendment would change any of the rights, preferences, privileges of or limitations provided for any shares of Series A Stock.

     (c)  Merger or Sale of Assets. The Company shall not, without the
          ------------------------
affirmative consent of the holders of shares representing at least a majority of the voting power of the Series A Stock then outstanding, acting separately as a class, given by written consent (which written consent need not satisfy statutory requirements for shareholder actions taken by written consent) or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Stock, sell, convey, or otherwise dispose of or encumber all or substantially all of its assets, or merge with or into or consolidate with any corporation or effect any transaction or series of related transactions as a result of which the shareholders of the Company immediately prior to such transaction own less than 50% of the equity securities of the surviving corporation or entity.

     (d)  Dividends or Other Distribution. The Company shall not, without the
          -------------------------------
affirmative consent of the holders of shares representing at least a majority of the voting power of the Series A Stock then Outstanding, acting separately as a class, given by written consent (which written consent need not satisfy statutory requirements for shareholder actions taken by written consent) or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Stock, effect any dividend on, repurchase or redemption of, or other distribution with respect to any shares of capital stock of the Company, other than repurchases at cost of shares of Common Stock of the Company originally issued to employees, directors and consultants of the Company, upon termination of their relationship with the Company and in accordance with the terms of the agreement under which such shares were originally issued.

8.   No Dilution or Impairment

     The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger. dissolution, issue or sale of securities, or

                                       9.

any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Stock set forth herein. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Stock from time to time outstanding, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing, and will be bound by all the terms of the Series A Stock set forth herein.

9.   Notices of Record Date

     In the event of: (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the property and assets of the Company requiring approval by the holders of the Series A Stock hereunder, or (b) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or deliver or cause to be mailed or delivered to each holder of Series A Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger,, dissolution, liquidation or winding up. Such notice shall be mailed or delivered at least 20 days prior to the date specified in such notice on which such action is to be taken.

                                      10.

                                                                       EXHIBIT B

              Statement of Relative Rights and Preferences of the

                      Series B Convertible Preferred Stock

1.   Designation

     There is hereby established a series of Preferred Stock, no par value, of Peet's Companies, Inc., designated as Series B Preferred Stock (the "Series B Stock"), consisting of 97,561 shares, authorized under the Restated Articles of Incorporation of Peet's Companies, Inc. (the "Company"). The Series B Stock will be convertible into shares of the Company's Common Stock as described in Section 5 hereof.

2.   Dividends

     Dividends shall be declared and set aside for shares of the Series B Stock in the discretion of and upon resolution of the Company's Board of Directors. Dividends may be declared and paid on the Common Stock of the Company only if dividends are simultaneously declared and paid with respect to all outstanding shares of Series B Stock in an amount for each share of Series B Stock equal to the amount of the dividend that would have been payable had such share of Series B Stock been converted into Common Stock pursuant to Section 5(a)(i) hereof immediately prior to the record for payment of such dividend.

3.   Rights on Liquidation, Dissolution or Winding Up

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, before any payment is made to the holders of any stock ranking on liquidation junior to the Series B Stock (with respect to rights on liquidation, dissolution or winding up, the Series B Stock shall rank prior to the Common Stock and on a parity with the Series A Stock), the holders of shares of Series B Stock shall be entitled to receive out of the. assets of the Company available for distribution to its shareholders the amount of $10.25 for each share of Series B Stock held by them and, in addition, an amount equal to the declared but unpaid dividends, if any on each such share. If, upon the occurrence of such event, the assets of the Company available for distribution to its shareholders are insufficient to permit the payment to the holders of the Series B Stock of the full amount to which they are entitled, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series B Stock and any class of stock ranking on liquidation on a parity with the Series B Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     In the event of any liquidation, dissolution or winding up of the Company, after payment has been made to the holders of shares of Series B Stock and any class of stock ranking on liquidation on a parity with or prior to the Series B Stock of the full amounts to which they are entitled as aforesaid, holders of any class or classes of stock ranking on liquidation junior to the

                                      1.

Series B Stock shall be entitled, to the exclusion of the holders of shares of Series B Stock, and subject to the rights of series of Preferred Stock that may from time to time come into existence, to share, according to their respective rights and preferences, in all remaining assets of the Company available for distribution to its shareholders.

     The sale, transfer or other disposition of all or substantially all of the assets of the Company, or the acquisition of the Company by another entity by means of merger, consolidation or otherwise, that results in the exchange of outstanding securities of the Company for securities or consideration issued or paid or caused to be issued or paid by the acquiring entity or any of its affiliates, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company for purposes of this Section 3.

4.   Voting

     Each holder of Series B Stock shall be entitled to vote on all matters submitted to the Company's shareholders for a vote (including a vote taken by written consent) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Stock could be converted under Section 5 hereof at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or required by law, the holders of shares of Series B Stock and Common Stock shall vote together as a single class on all matters.

5.   Conversion Rights

     The holders of Series B Stock shall have the following rights with respect to the conversion of the Series B Stock into shares of Common Stock:

     (a)  General.
          -------

          (i)  Voluntary Conversion. Any share of Series B Stock may, at the
               --------------------
option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying (A) the Series B Conversion Rate (determined under Section 5(b) hereof) by (B) the number of shares of Series B Stock being converted.

          (ii) Mandatory Conversion. All outstanding shares of Series B Stock
               --------------------
shall be converted automatically into that number of shares of Common Stock into which such Series B Stock is convertible pursuant to Section 5(a)(i) hereof, without any further action of the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock, on the date on which more than 50% of the shares of Series B Stock originally issued have been converted into shares of Common Stock.

     (b) Series B Conversion Rate. The conversion rate in effect at any
         ------------------------
time (the "Series B Conversion Rate") shall be the quotient obtained by dividing $10.25 by the Series B Conversion Value, calculated as provided in Section 5(c) hereof.

                                      2.

     (c)  Series B Conversion Value. The Series B Conversion Value in effect
          -------------------------
from time to time, except as adjusted in accordance with Section 5(d) or 5(e) hereof, shall be $10.25.

     (d)  Series B Conversion Value Adjustments. The Series B Conversion Value
          -------------------------------------
shall be subject to adjustment from time to time as follows:

          (i)  Adjustments to Series B Conversion Value Upon Extraordinary
               -----------------------------------------------------------
Common Stock Event. Upon the happening of an Extraordinary Common Stock Event
------------------
(as defined below) after the date of the initial issuance of any Series B Stock, the Series B Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then-effective Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Value. The Series B Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding stock of the Company, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          (ii) Sale of Shares Below Series B Conversion Value.
               ----------------------------------------------

               (A) If, at any time before the closing date of an offering pursuant to a registration statement filed with the Securities and Exchange Commission for a primary underwritten public offering of shares of the Company's Common Stock registered under the Securities Act of 1933, as amended, at a price of at least $16.00 per share and with proceeds to the Company, net of underwriting discounts and commissions, of at least $7,500,000, the Company issues any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series B Conversion Value in effect immediately prior to such issuance, the Series B Conversion Value in effect immediately prior to such issuance (except as otherwise provided in this Section 5(d)(ii)) shall be adjusted to a price equal to the number obtained by dividing the total computed under clause (x) below by the total Computed under clause (y) below as follows:

                    (x) an amount equal to. the sum of (1) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares reserved for issuance upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Series B Conversion Value then in effect and (2) the aggregate consideration, if any, received by the Company upon the issuance of such Additional Stock, divided by

                                      3.

                    (y) the number of shares of Common Stock of the Company outstanding immediately after such issuance (including the shares deemed outstanding as provided above).

               (B) No adjustment of the Series B Conversion Value shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward. Except as provided in Sections 5(d)(ii)(E)(3) and (4), no adjustment of the Series B Conversion Value shall have the effect of increasing the Series B Conversion Value above the Series B Conversion Value in effect immediately prior to such adjustment.

               (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

               (E) In the case of the issuance of options or warrants to purchase, or rights to subscribe for, Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase, or rights to subscribe for, such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in Sections 5(d)(ii)(C) and (D) above) received by the Company upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series B Conversion Value shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options' to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by the Company for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or

                                      4.

rights (the consideration in each case to be determined in the manner provided in Sections 5(d)(ii)(C) and (D) above), but no further adjustment to the Series B Conversion Value shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                    (3) if Such options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the' number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Value computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Series B Conversion Value shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                    (4) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights to acquire such convertible or exchangeable securities, the Series B Conversion Value shall forthwith be readjusted to such Series B Conversion Value as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights to acquire such convertible or exchangeable securities have been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights to acquire such securities; and

                    (5) if any such options or rights shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

          (iii) "Additional Stock" shall mean any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to Section 5(d)(ii)(E) above) by the Company after the date of initial issuance of any Series B Stock other than:

                (A) Common Stock issued pursuant to a transaction described in
Section 5(d)(i);

                (B) Up to 1,000,000 shares of Common Stock issued or issuable (whether directly or pursuant to stock options or warrants) to employees, directors, advisors, consultants, guarantors, customers or others with whom the Company has business dealings if such issuance is approved by a majority of the Company's Board of Directors;

                                      5.

               (C) Shares of Series A Stock, Series B Stock and Common Stock issued or issuable upon conversion of Series A Stock and Series B Stock;

               (D) Up to 250,000 shares of Common Stock issued or issuable upon exercise of warrants to purchase Common Stock, or upon conversion of shares of Series A Preferred Stock issued upon exercise of warrants to purchase Series A Preferred Stock, that have been or may be issued to the Company's placement agent, Hambrecht & Quist Incorporated, in connection with the placement of the Series A Stock; and

               (E) Common Stock which the holders of shares representing at least a majority of the voting power of the Series B Stock then outstanding, acting separately as a class, by written consent (which written consent need not satisfy statutory requirements for unanimity of shareholder actions taken by written consent) or by vote at a meeting duly called for such purpose for which notice shall have been given to the holders of the Series B Stock, decide shall not constitute Additional Stock.

          (iv) All calculations under this Section 5(d) shall be made to the nearest cent or to the nearest 1/10 of a share.

          (v) In any case in which the provisions of this Section 5(d) require that an adjustment shall become effective immediately after the record date for an event, the Company may defer making such adjustment until the occurrence of such event by (A) issuing to the holder of any shares of Series B Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to subsection (4) of this Section 5(d); provided,
                                                               --------
however, that the Company shall deliver to such holder a due bill or other
-------
appropriate instrument evidencing such holder's right to receive Such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (e)  Capital Reorganization or Reclassification. If the Common Stock
          ------------------------------------------
issuable upon the conversion of the Series B Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this
Section 5), then and in each such event the holder of each share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series B Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     (f)  Merger or Consolidation. If at any time or from time to time there
          -----------------------
shall be an acquisition of the Company by another entity by means of merger, consolidation or otherwise that results in the exchange of the outstanding securities of the Company for securities or consideration issued or caused to be issued by the acquiring entity or any of its affiliates, then, as a part of such merger, consolidation, or other transaction, provision shall be made so that the

                                      6.

holders of the Series B Stock shall thereafter be entitled to receive upon conversion of the Series B Stock that number of shares of stock or other securities or property of the acquiring corporation or affiliate which such holder would have been entitled to receive if such holder had converted its shares of Series B Stock immediately prior to such merger, consolidation, or other transaction. In any such case appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Stock after the merger, consolidation, or other transaction to the end that the provisions of this Section 5 (including adjustment of the Series B Conversion Value then in effect and the number of shares issuable upon conversion of the Series B Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Each holder of Series B Stock upon the occurrence of a merger or consolidation of the Company, as such events are more fully set forth in the first paragraph of this Section 5(f), shall have the option of electing treatment of such holder's shares of Series B Stock under either this Section 5(f) or Section 3 hereof.

     (g)  Notice of Adjustments. In each case of an adjustment or readjustment
          ---------------------
of the Series B Conversion Value after the date of the initial issuance of any Series B Stock, the Company at its expense will notify each holder of Series B Stock of such adjustment or readjustment. Such notice shall state in reasonable detail the facts on which such adjustment or readjustment is based.

     (h)  Exercise of Conversion Privilege. To exercise its conversion
          --------------------------------
privilege, a holder of Series B Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series B Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and deliver to the holder of the shares of Series B Stock being converted or on its order such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Stock in accordance with the provisions of this Section 5, cash in the amount of all accrued and unpaid dividends on such shares of Series B Stock, whether or not earned or declared, up to and including the Conversion Date, and cash, as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (i)  Cash in Lieu of Fractional Shares. No fractional shares of Common
          ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Stock.

                                      7.

Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Stock, tile Company shall pay to the holder of the shares of Series B Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Stock being, converted at any one time by a single holder thereof, not upon each share of Series B Stock being converted.

     (j)  Partial Conversion. In the event some but not all of the shares of
          ------------------
Series B Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series B Stock which were not converted.

     (k)  Reservation of Common Stock. The Company shall at all times reserve
          ---------------------------
and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series B Stock, the Company shall take such corporate action as may be necessary or increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.   Redemption

     (a)  Series B Stock Redemption. The Series B Stock is subject to
          -------------------------
redemption at the option of either the Company or any holder of Series B Stock at any time after the termination for any reason of that certain Coffee Supply Agreement, dated in October, 1994 (as from time to time amended) between the Company and Au Bon Pain Co., Inc., a Delaware corporation (the "Redemption Event").

     (b)  Redemption Price. The redemption price per share of Series B Stock
          ----------------
shall be equal to the greater of (i) $10.25 plus interest equal to four percent (4%) per annum compounded annually from the date of original issue of the Series B Stock or (ii), if the Common Stock is at the time actively traded in a recognized United States securities market, the aggregate market value on the Redemption Date of the number of shares of Common Stock into which a share of Series B Stock is then convertible (for purposes of the foregoing, "market value" shall be equal to the average of the last sale price, if published, or of the mean between the published high bid and low asked prices for the Common Stock for the 15 trading days preceding the date immediately prior to the Redemption Date), plus, in each case, declared but unpaid dividends, if any, on each such share (the "Series B Redemption Price"). The Series B Redemption Price shall be appropriately adjusted for any stock dividends, splits or combinations applicable to the Series B Stock.

     (c)  Notice of Redemption. Any time and from time to time after the
          --------------------
occurrence of the Redemption Event, the Company may mail written notice to the holders of record of Series B

                                      8.

Stock, postage prepaid, at the address last shown on the records of the Company, or a holder of Series B Stock may mail written notice to the Company, postage prepaid, at the Company's principal executive offices (each, a "Redemption Notice"), stating the number of shares of Series B Stock to be redeemed. Each Redemption Notice shall specify the date fixed for such redemption (the "Redemption Date"), which date shall be not less than 30 nor more than 45 days after the mailing of the notice. No defect in the Redemption Notice or any response thereto or in the mailing or publication thereof shall affect the validity of the redemption proceeding with respect to the Company or any holder of Series B Stock.

     (d)  Surrender of Stock. On or before each Redemption Date, each holder of
          ------------------
shares of Series B Stock, in the case of a Redemption Notice mailed by the Company, or the holder of Series B Stock who has mailed a Redemption Notice shall surrender the certificate or certificates evidencing the shares to be redeemed to the Company at its principal executive offices and shall then be entitled to receive payment in cash, by wire transfer or by bank-certified check of the Series B Redemption Price for each share of Series B Stock to be redeemed. If less than all the shares represented by a share certificate are to be redeemed, the Company shall issue a new certificate representing the shares not redeemed.

     (e)  Status of Redeemed Shares. From and after the Redemption Date, unless
          -------------------------
default shall be made by the Company in paying the Series B Redemption Price at the time and place specified in the Redemption Notice, all dividends on shares of Series B Stock to be redeemed on such Redemption Date shall cease to accrue and all rights of holders of such shares shall cease, except the right of holders of such shares to receive the Series B Redemption Price against delivery of certificates representing such shares and such shares shall cease to be outstanding.

7.   No Reissuance of Series B Stock

     No share or shares of Series B Stock acquired by the Company by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series B Stock accordingly.

8.   Restrictions and Limitations

     The Company shall not, without the affirmative vote of the holders of shares representing at least a majority of the voting power of the Series B Stock then outstanding, acting separately as a class, given by written consent (which written consent need not satisfy statutory requirements for unanimity of shareholder actions taken by written consent) or by vote at a meeting duly called for such purpose for which notice shall have been given to the holders of the Series B Stock:

     (a) authorize or issue (or obligate itself to authorize or issue) any security of the Company (other than Series A Stock) ranking on a parity with or senior to the Series B Stock as to payment of dividends, distribution of assets, or voting rights;

     (b) cause or permit any subsidiary to issue any shares of equity or other securities to any person or entity other than the Company;

                                      9.

     (c) amend its Articles of Incorporation in any manner described in Section 23B. 10.040(l) of the Washington Business Corporation Act, as currently enacted or from time to time amended, or its Bylaws in any manner that affects the voting rights of the Series B Stock; or

     (d) sell, convey, or otherwise dispose of or encumber all or substantially all of its assets, cause or permit any subsidiary to sell, convey, or otherwise dispose of or encumber all or substantially all of its assets, merge with or into or consolidate with any corporation or other entity, cause or permit any subsidiary to merge with or into or consolidate with any corporation or other entity other than the Company or a wholly owned subsidiary of the Company, effect any transaction or series of related transactions as a result of which the shareholders of the Company immediately prior to such transaction own, immediately following such transaction or series of transactions, less than a majority of the equity securities of the surviving corporation or entity, or dissolve the Company or any subsidiary of the Company.

9.   No Dilution or Impairment

     The Company will not, by amendment of its Articles of Incorporation or its Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Stock set forth herein. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series B Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series B Stock from time to time outstanding, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing, and will be bound by all the terms of the Series B Stock set forth herein.

10.  Notices of Record Date

     In the event of: (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the property and assets of the Company requiring approval by the holders of the Series B Stock hereunder, or (b) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or deliver or cause to be mailed or delivered to each holder of Series B Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed or delivered at least 20 days prior to the date specified in such notice on which such action is to be taken.

                                      10.